Exhibit 99.1

For Immediate Release
Contact:
Debi Ethridge	Jerry Daly or Carol McCune
Vice President, Finance & Investor Relations	Daly Gray Public Relations (Media)
dethridge@lodgian.com	jerry@dalygray.com
(404) 365-2719	(703) 435-6293
Lodgian Implements Strategic Initiatives and Reports Third Quarter 2006 Results
     ATLANTA, Ga., November 2, 2006—Lodgian, Inc. (AMEX: LGN), one of the nation’s largest independent owners and operators of full-service hotels, today reported results for the third quarter ended September 30, 2006, and provided details of a major strategic initiative to reconfigure the company’s hotel portfolio.
     The company will host a 10 a.m. ET conference call today to discuss results.
Overview of Strategic Initiative
     As a result of a detailed review, Lodgian has redefined its core portfolio, which will contain 43 hotels with 7,924 rooms, compared with its current portfolio of 71 hotels with 12,943 rooms. For the nine months ended September 30, 2006, net operating income for these 43 hotels was $19.0 million and Adjusted EBITDA was $42.4 million. The company spent approximately $120 million in capital expenditures on these properties since 2004.
     The core portfolio is comprised of 32 full service hotels, averaging 213 rooms and more than 10,500 square feet of meeting space, and 11 select service hotels, of which 10 are Marriott
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Lodgian Third Quarter Results

branded properties. Approximately 9 percent of the properties are in the Upper Upscale segment as defined by Smith Travel Research, 47 percent in Upscale, and 37 percent in Midscale with food & beverage. Of the 7,710 rooms located in the United States, approximately 59 percent of rooms are located in the top 25 Metropolitan Statistical Areas (MSAs); those not in the top 25 MSAs include three Atlantic Coast beach hotels, one in a popular Colorado ski area, one in Pinehurst, N.C., and five Courtyards by Marriott, each in a strong tertiary market.
     As a result of the strategic reconfiguration of its portfolio, the company will sell a total of 27 hotels (including 14 hotels currently held for sale), transferring an additional 13 hotels to discontinued operations after September 30, 2006.

Hotels in Continuing Operations as of June 30, 2006	66
Less: Hotels classified as Discontinued Operations in the 2006 third quarter	(6)
Less: Hotels classified as Discontinued Operation in October 2006	(3)
Less: Hotels to be classified as Discontinued Operations in the remainder of the 2006 fourth quarter	(13)
Less: Marietta, GA hotel currently closed and unclassified	(1)
Core hotel portfolio as of December 31, 2006	43
     The 27 hotels to be sold are expected to generate aggregate sales proceeds of $115 million to $122 million, based upon sales contracts, letters of intent, broker opinions of value or management estimates. Realization of these estimated proceeds would result in net positive cash flow of $60 million to $70 million after selling expenses, settlement of debt (including defeasance expenses) and the successful refinancing of the company’s current floating rate credit facility in the first quarter of 2007 (which refinance is discussed further in “Balance Sheet Update” below). The company will incur impairment charges in the fourth quarter of 2006 of

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Lodgian Third Quarter Results

$13 to $19 million. Assuming the company realizes aggregates sales proceeds in the amounts stated above, book profit on the sale of the portfolio is expected to be between $20 and $24 million. The company expects to incur costs related to the early extinguishment of debt of approximately $2 million.
     Concurrent with the reconfiguration of the portfolio, Lodgian restructured its operating team to focus on the different needs of the core and held-for-sale hotels. Management of the core hotels will concentrate on the creation of long-term results and value. The held-for-sale management team will have incentives to maximize hotel performance until the properties are sold.
Third Quarter 2006 Operating Results
•	Revenue per available room (RevPAR) growth for the company’s 60 continuing operations hotels improved 5.6 percent in the 2006 third quarter and 12.0 percent for the first nine months.

•	Net income attributable to common stock decreased from $9.7 million to $162,000, or $0.39 to $0.01 per common diluted share in the 2006 third quarter.

•	Adjusted EBITDA from 56 continuing operations hotels declined to $12.5 million from $13.1 million and Adjusted EBITDA margins decreased 130 basis points to 17.0 percent.
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Lodgian Third Quarter Results

	3Q	3Q	%
	2006*	2005*	Change
Rooms revenue — Continuing operations	$60,540	$56,776	6.6%
RevPAR — Continuing operations	$62.70	$59.36	5.6%
Total revenue — Continuing operations	$77,967	$73,367	6.3%
Income from continuing operations	$1,358	$4,822	-71.8%
Income (loss) from discontinued operations	$(1,196)	$4,887	-124.5%
Net income attributable to common stock	$162	$9,709	-98.3%
Net income per diluted share	$0.01	$0.39	-97.4%
Earnings before interest, taxes, depreciation and amortization (EBITDA) from continuing operations (a non-GAAP measure)	$18,209	$16,956	7.4%
Adjusted EBITDA from 56 continuing operations hotels (refer below)	$12,526	$13,088	-4.3%
Adjusted EBITDA margin for 56 continuing operations hotels	17.0%	18.3%	-1.3%

*	Dollars in thousands except for RevPAR and per share data
Continuing operations data in the table above includes the financial effects of the closure of two hotels in Florida, the Crowne Plaza West Palm Beach and the Crowne Plaza Melbourne-Oceanfront, which closed during the 2004 fourth quarter and reopened in December 2005 and January 2006, respectively. Continuing operations data also includes the impact of a hotel which closed in January 2006 due to fire damage and a hotel closed for demolition.
The increase in “Rooms revenue — Continuing operations”, presented above, exceeds the increase in “RevPAR — Continuing operations” due to differing numbers of rooms being available in 2006 vs. 2005 third quarter (965,540 in 2006 vs. 956,402 in 2005 third quarter).
In this press release, Lodgian uses the term “Adjusted EBITDA” to mean earnings before interest, taxes, depreciation and amortization (“EBITDA”), but excluding the effects of the following charges: post-emergence Chapter 11 expenses; impairment losses; casualty (gains)/losses, net, for properties damaged by hurricane, fire or flood; and charges related to the surrender of two hotels to a bond trustee and one hotel, in which we owned a non-controlling equity interest and whose results were accounted for under the equity method of accounting, to a lender.
Adjusted EBITDA for the third quarters of 2006 and 2005, as shown above, also excludes the results of the two Florida hotels, discussed above, that were closed during the 2004 fourth quarter and essentially all of 2005, thus eliminating the adverse effect of their closure in the third quarter of 2005. Also excluded are the results in both periods for a hotel damaged by fire in January 2006, which remains closed, and a hotel under contract to be sold which was closed as of June 1, 2006. A reconciliation of net income to EBITDA and Adjusted EBITDA is included with this release.
     Total revenues in the 2006 third quarter, at $78.0 million, improved 6.3 percent compared to the same period a year earlier. Net income attributable to common shares was $162,000, or $0.01 income per diluted share, in the 2006 third quarter, compared to $9.7 million, or $0.39 per
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Lodgian Third Quarter Results

diluted share, in the 2005 third quarter. The net income decline in the 2006 third quarter was primarily due to the following items:
•	a 7.4% increase in hotel labor costs per occupied room,

•	a $1.2 million increase in the company’s property insurance premiums,

•	a $0.5 million increase in property taxes,

•	a $0.5 million increase in energy expenses,

•	a $1.3 million loss from discontinued operations, compared with $4.9 million in net income in the prior year’s third quarter due to the timing and value of asset sales,

•	a $2.9 million increase in depreciation expense, and

•	$1.4 million in higher interest costs.
     EBITDA from continuing operations was $18.2 million, a 7.4 percent improvement from $17.0 million in the prior year’s third quarter. Adjusted EBITDA for the 56 continuing operations hotels open during both periods’ third quarter declined to $12.5 million, compared to $13.1 million in the 2005 third quarter, due to the items mentioned above. Adjusted EBITDA margins for the 56 continuing operations hotels open in both periods’ third quarters declined 130 basis points to 17.0 percent.
     The company recorded $3.0 million in business interruption proceeds in the 2006 third quarter which related primarily to the 2006 first quarter, compared to $6.1 million in the prior year’s third quarter. The company has begun filing casualty and business interruption claims, subject to a $100,000 deductible, for the 193-room Holiday Inn hotel in Marietta, Georgia that has been closed since mid-January 2006 due to a fire.
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Lodgian Third Quarter Results

     “We experienced a number of expense increases during the quarter, led by a significant increase in property insurance premiums, energy and interest expense,” said Ed Rohling, Lodgian president and chief executive officer. “We have taken steps to respond to these changes by emphasizing even more strongly our focus on those costs that we can control. Our insurance and energy costs rose substantially during the quarter, increasing 230 basis points as a percentage of revenue in the 2006 third quarter over the same period a year ago.
     “Candidly, we failed to adequately manage property-level payroll during the quarter. Total payroll costs, as a percentage of revenues, increased 38 basis points. This increase was partially mitigated by a decline in workers’ compensation costs of 24 basis points. Payroll represents roughly 30 percent of our total revenues and is the single largest expense we have to manage. We have since taken important steps to improve our controllable costs and have initiated an enhanced labor management program which is more proactive than our previous practice.”
     RevPAR at the company’s 25 renovated hotels that completed substantial renovations in 2004 and 2005, excluding the two newly-renovated Florida hotels that were not open in the 2005 third quarter, improved by an average of 7.3 percent in the 2006 third quarter, compared to an industry average of 6.0 percent, according to Smith Travel Research. RevPAR at the six hotels that completed renovations in 2005 increased by 46.2 percent.
Strategic Re-Positioning
     As part of the company’s portfolio improvement program, discussed above, Lodgian placed six hotels into discontinued operations in the 2006 third quarter (bringing the total to 11),
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Lodgian Third Quarter Results

an additional three since September 30, 2006, and plans to reclassify an additional 13 hotels into discontinued operations by year-end. Excluding the Jekyll Island property discussed below, each of those hotels is expected to be listed for sale by year-end, pending preparation of documentation and listing with brokers. Thus, the company will be actively marketing 26 hotels for sale, leaving a total of 43 hotels in the company’s continuing operations portfolio.
     “We conducted a thorough analysis of our entire portfolio to determine the most strategic allocation of our capital,” Rohling said. “The review was performed using stringent criteria that we believe will translate into the greatest long-term growth potential and that match up with our unique strengths as an owner/operator, including brand, location, market, renovation requirements, safety issues, and upgrade and repositioning potential. We have nearly completed our disposition analysis, and have identified the hotels that will become the core portfolio. Going forward, we will be more focused to ensure that future investments in upgrades and other capital items will generate returns consistent with our internal objectives.
     “The sale of these non-strategic properties will allow us to concentrate operationally on those hotels that will generate the highest returns and produce long-term growth for the company,” he added. “The proceeds we receive from these sales will give us increasingly greater flexibility to respond to current and expected industry trends.”
     The company estimates the aggregate sales price of the 27 hotels identified to be held for sale by year-end will be $115 million to $122 million, based upon sales contracts, letters of intent, broker opinions of value or management estimates. Eight of these hotels currently are part of the collateral for fixed rate credit facilities, which the company will partially defease in
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Lodgian Third Quarter Results

conjunction with those sales. Thirteen of the hotels to be sold currently are part of the collateral for a floating rate credit facility that the company intends to pay off early in the 2007 first quarter, simultaneously with a refinancing of two hotels.
     The sale of the 27 properties is expected to result in net positive cash flow of $60 million to $70 million after debt reduction, the refinancing referred to above, selling expenses, applicable liquidated damages payable to franchisors, and defeasance costs. As required by GAAP, the company recorded a $2.0 million impairment charge in the 2006 third quarter, associated with its reclassification of six hotels during the quarter, and expects to incur a $13 million to $19 million impairment charge in the 2006 fourth quarter associated with the planned reclassification and subsequent sale of the portfolio of hotels.
     “In the near term, we intend to use the proceeds to build our cash reserves to fund future capital projects or renovations at our core hotels, and/or acquire additional shares of stock under our previously announced stock repurchase program. Longer term, we will consider acquiring additional hotels once prices return to more reasonable levels,” Rohling said.
     Following the close of the third quarter, Lodgian sold two hotels. Located in Valdosta, Ga., the 167-room Holiday Inn and the 108-room Azalea Inn were sold for gross proceeds of $6.5 million. Below is a reconciliation of GAAP net loss from operations with Adjusted EBITDA (a non-GAAP financial measure) for the two properties for the trailing 12 months ended September 30, 2006:
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Lodgian Third Quarter Results

(in thousands)	Holiday Inn	Azalea Inn
Net (loss)/income from operations	($15)	($1,239)
Depreciation and amortization	47	60
Interest expense	206	98
Provision for income taxes	(131)	(764)

Adjusted EBITDA	$107	($1,845)

     The company has nearly finished the demolition of the 198-room Holiday Inn Jekyll Island hotel, with demolition expected to be completed during the 2006 fourth quarter, and will then reclassify the hotel into discontinued operations as part of the 13 hotels. In the 2006 second quarter, the company signed a contract to sell the property contingent upon, among other things, Lodgian’s demolition of the hotel and the approval by the Jekyll Island Authority of the buyer’s development plans. The hotel was closed June 1, 2006 for demolition.
New Core Structure
     On a pro forma basis, during the nine months ended September 30, 2006, the 43 hotels in what the company considers its core portfolio generated $198.8 million of total revenue, net income of $2.4 million, Adjusted EBITDA of $42.4 million and an Adjusted EBITDA to revenue margin of 21.3 percent. Conversely, the non-core portfolio of 29 hotels (including the 2 hotels sold in the 2006 fourth quarter) generated $70.4 million of total revenue, net income of $3.4 million (including a $12.4 million gain on sale of assets), Adjusted EBITDA of $11.3 million, and an Adjusted EBITDA margin of 16.1 percent during the same time period.
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Lodgian Third Quarter Results

		Non-Core Hotel
	Core Hotel Portfolio*	Portfolio*
Rooms revenue	$152,015	$55,293
RevPAR	$70.48	$39.49
Total revenue	$198,813	$70,352
Operating income/(loss)	$18,954	($3,788)
Net income	$2,354	$3,424
Earnings before interest, taxes, depreciation and amortization (EBITDA) (a non-GAAP measure)	$44,822	$13,850
Adjusted EBITDA	$42,430	$11,322
Adjusted EBITDA margin	21.3%	16.1%
Adjusted EBITDA per room	$5,569	$2,346

*	Dollars in thousands except for RevPAR and per room data
The Marietta, GA Holiday Inn is excluded from both sets of data presented above.
Balance Sheet Update
     During the 2006 third quarter, Lodgian acquired approximately 130,000 shares of common stock at an average price of $12.07 per share, for a total of approximately $1.6 million, as part of its previously announced plan to repurchase up to $15 million of its common shares over a period ending no later than May 26, 2007. Through September 30, 2006, the company had acquired a cumulative total of 179,000 shares for approximately $2.2 million.
     “We have begun efforts to refinance two hotels, one of which is currently part of the collateral for a floating rate credit facility,” said James MacLennan, executive vice president and chief financial officer. “The second hotel to be financed is currently unencumbered.”
     The proceeds from this fixed rate financing will be used to pay off a substantial majority of the outstanding balance of the existing floating rate facility secured by 15 hotels. The
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Lodgian Third Quarter Results

remaining balance will be retired by company funds. This refinancing will unencumber 13 of the 27 assets in the company’s non-core portfolio.
     “Concurrently, we are in the early stages of exploring a line of credit facility to give us greater flexibility and speed in executing growth initiatives, adding to our potential resources. We have just under $66 million in cash and restricted cash on the balance sheet as of September 30, 2006, an increase of more than $31 million year to date.”
Conference Call
     Lodgian will hold a conference call to discuss its third quarter results today, November 2, at 10 a.m. Eastern time. To hear the webcast, interested parties may visit the company’s Web site at www.lodgian.com and click on Investor Relations and then Webcast, Q2 Earnings Conference Call. A recording of the call will be available by telephone until midnight on Thursday, November 9, by dialing (800) 405-2236, reference number 11073559. A replay of the conference call will be posted on Lodgian’s Web site.
Non-GAAP Financial Measures
     The historical non-GAAP financial measures included in this press release are reconciled to the comparable GAAP measures in the schedules attached to this press release.
EBITDA and Adjusted EBITDA
     EBITDA and Adjusted EBITDA are non-GAAP measures and should not be used as a substitute for measures such as net income (loss), cash flows from operating activities, or other measures computed in accordance with GAAP. The company uses EBITDA and Adjusted EBITDA to measure its performance and to assist in the assessment of hotel property values.
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Lodgian Third Quarter Results

EBITDA is also a widely used industry measure which Lodgian believes provides pertinent information to investors and is an additional indicator of the company’s operating performance.
     The company defines Adjusted EBITDA as EBITDA excluding the effects of certain charges such as post-emergence Chapter 11 expenses included in corporate and other on the company’s consolidated statement of operations, impairment losses, casualty losses or gains related to damage to and insurance recoveries for properties damaged by hurricane, fire or flood, and charges related to the surrender of two wholly-owned hotels to the bond trustee and the disposition or surrender of one minority interest hotel to the lender. Adjusted EBITDA also excludes the results of two storm-damaged Florida hotels that were closed for repairs during the 2004 fourth quarter and essentially all of 2005, thus eliminating both the adverse effect of their closure and the positive effect of the settlement of their property damage and business interruption insurance claims in the fourth quarter and full year 2005. Also excluded are the results in both periods for a hotel damaged by fire in January 2006, which remains closed.
About Lodgian
     Lodgian is one of the largest independent owners and operators of full-service hotels in the United States. The company currently manages a portfolio of 71 hotels with 12,943 rooms located in 28 states and Canada, including the closed property on Jekyll Island. Of the company’s 71-hotel portfolio, 43 are InterContinental Hotels Group brands (Crowne Plaza, Holiday Inn, Holiday Inn Select and Holiday Inn Express), 13 are Marriott brands (Courtyard by Marriott, Fairfield Inn, SpringHill Suites and Residence Inn), and 12 are affiliated with four other nationally recognized hospitality franchisors such as Hilton and Carlson (Radisson and
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Lodgian Third Quarter Results

Park Inn). Three hotels are independent, unbranded properties. Three hotels are owned by partnerships, in each of which Lodgian has at least a 50 percent equity interest, and is the operating partner for each. For more information about Lodgian, visit the company’s Web site: www.lodgian.com.
Forward-Looking Statements
     This press release includes forward-looking statements related to Lodgian’s operations that are based on management’s current expectations, estimates and projections. These statements are not guarantees of future performance and actual results could differ materially. The words “guidance,” “may,” “should,” “expect,” “believe,” “anticipate,” “project,” “estimate,” “plan,” and similar expressions are intended to identify forward-looking statements. Certain factors are not within the company’s control and readers are cautioned not to put undue reliance on forward-looking statements. These statements involve risks and uncertainties including, but not limited to, the company’s ability to generate sufficient working capital from operations and other risks detailed from time to time in the company’s SEC reports. The company undertakes no obligations to update events to reflect changed assumptions, the occurrence of unanticipated events or changes to future results over time.

LODGIAN, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	September 30, 2006	December 31, 2005
	(Unaudited in thousands)
ASSETS
Current assets:
Cash and cash equivalents	$52,420	$19,097
Cash, restricted	13,334	15,003
Accounts receivable (net of allowances: 2006 — $1,135; 2005 — $1,101)	10,312	8,054
Insurance receivable	2,612	11,725
Inventories	3,546	3,955
Prepaid expenses and other current assets	19,722	20,101
Assets held for sale	42,678	14,866

Total current assets	144,624	92,801

Property and equipment, net	564,094	606,862
Deposits for capital expenditures	17,304	19,431
Other assets	6,786	7,591

	$732,808	$726,685

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$10,587	$14,709
Other accrued liabilities	29,096	31,528
Advance deposits	2,144	1,914
Insurance advances	2,063	700
Current portion of long-term liabilities	21,186	18,531
Liabilities related to assets held for sale	28,615	4,610

Total current liabilities	93,691	71,992

Long-term liabilities	369,526	394,432

Total liabilities	463,217	466,424

Minority interests	11,256	11,217
Commitments and contingencies
Stockholders’ equity:
Common stock, $.01 par value, 60,000,000 shares authorized; 24,743,253 and 24,648,405 issued at September 30, 2006 and December 31, 2005, respectively	247	246
Additional paid-in capital	321,926	317,034
Unearned stock compensation	—	(604)
Accumulated deficit	(64,106)	(69,640)
Accumulated other comprehensive income	2,706	2,234
Treasury stock, at cost, 205,819 and 21,633 shares at September 30, 2006 and December 31, 2005, respectively	(2,438)	(226)

Total stockholders’ equity	258,335	249,044

	$732,808	$726,685

LODGIAN, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Nine Months Ended
	September 30, 2006	September 30, 2005	September 30, 2006	September 30, 2005
	(Unaudited in thousands, except per share data)
Revenues:
Rooms	$60,540	$56,776	$181,681	$159,497
Food and beverage	15,040	14,243	47,937	43,095
Other	2,387	2,348	7,144	7,081

Total revenues	77,967	73,367	236,762	209,673

Operating expenses:
Direct:
Rooms	16,247	14,909	47,409	42,571
Food and beverage	11,553	10,300	35,089	30,712
Other	1,747	1,775	5,455	5,365

Total direct operating expenses	29,547	26,984	87,953	78,648

	48,420	46,383	148,809	131,025

Other operating expenses:
Other hotel operating costs	23,430	22,562	69,932	63,633
Property and other taxes, insurance, and leases	6,939	5,202	17,759	15,220
Corporate and other	5,635	5,845	15,961	15,863
Casualty (gains) losses, net	(3,086)	190	(3,145)	322
Depreciation and amortization	9,234	6,340	26,565	18,176
Impairment of long-lived assets	367	603	645	1,656

Total other operating expenses	42,519	40,742	127,717	114,870

Operating income	5,901	5,641	21,092	16,155
Other income (expenses):
Business interruption insurance proceeds	2,973	6,094	4,125	7,823
Interest income and other	786	348	1,943	573
Interest expense	(7,514)	(6,121)	(22,041)	(18,340)

Income before income taxes and minority interests	2,146	5,962	5,119	6,211
Minority interests (net of taxes, nil)	101	(1,127)	(39)	(1,006)
Provision for income taxes — continuing operations	(889)	(13)	(2,105)	(148)

Income from continuing operations	1,358	4,822	2,975	5,057

Discontinued operations:
Income (loss) from discontinued operations before income taxes	(1,839)	4,887	4,346	(462)
Minority interests — discontinued operations	—	—	—	(96)
Benefit (provision) for income taxes — discontinued operations	643	—	(1,787)	—

Income (loss) from discontinued operations	(1,196)	4,887	2,559	(558)

Net income attributable to common stock	$162	$9,709	$5,534	$4,499

Net income (loss) per share attributable to common stock:
Basic	$0.01	$0.40	$0.22	$0.18

Diluted	$0.01	$0.39	$0.22	$0.18

LODGIAN, INC. AND SUBSIDIARIES
Reconciliation of EBITDA and Adjusted EBITDA (non-GAAP measures) with
Net Income/(Loss) from Continuing Operations (a GAAP measure)

($ in thousands)	Three Months Ended		Nine Months Ended
	Sept. 30, 2006	Sept. 30, 2005	Sept. 30, 2006	Sept. 30, 2005
Continuing operations:
Income (loss) from continuing operations	$1,358	$4,822	$2,975	$5,057
Depreciation and amortization	9,234	6,340	26,565	18,176
Interest income	(786)	(340)	(1,943)	(765)
Interest expense	7,514	6,121	22,041	18,340
Provision (benefit for income taxes — continuing operations)	889	13	2,105	148

EBITDA	$18,209	$16,956	$51,743	$40,956

Adjustments to EBITDA:
Post-emergence Chapter 11 expenses, included in corporate and other on consolidated statement of operations	$—	$13	$3	$175
Write-off of investment in subsidiary for non-consolidated hotel	—	—	—	170
Write-off of receivable for non-consolidated hotel	—	(200)	—	746
Impairment loss	367	603	645	1,656
Casualty (gains) losses, net	(3,086)	190	(3,145)	322

Adjusted EBITDA	$15,490	$17,562	$49,246	$44,025

West Palm Beach, Melbourne, Jekyll Island and Marietta:
Income (loss)	$2,449	$4,177	$1,408	$3,929
Depreciation and amortization	1,658	231	4,446	662
Interest income	(4)	(2)	(11)	(5)
Interest expense	363	55	975	352
Provision (benefit for income taxes — continuing operations)	1,528	—	751	—

EBITDA	$5,993	$4,462	$7,569	$4,938

Adjustments to EBITDA:
Post-emergence Chapter 11 expenses, included in corporate and other on consolidated statement of operations	$—	$—	$—	$—
Write-off of investment in subsidiary for non-consolidated hotel	—	—	—	—
Write-off of receivable for non-consolidated hotel	—	—	—	—
Impairment loss	26	12	140	22
Casualty (gains) losses, net	(3,056)	—	(2,894)	108

Adjusted EBITDA	$2,964	$4,474	$4,814	$5,069

Continuing operations excluding West Palm Beach, Melbourne, Jekyll Island and Marietta:
Income (loss) from continuing operations	$(1,091)	$645	$1,567	$1,128
Depreciation and amortization	7,576	6,109	22,119	17,514
Interest income	(782)	(338)	(1,932)	(760)
Interest expense	7,151	6,066	21,066	17,988
Provision (benefit for income taxes — continuing operations)	(639)	13	1,354	148

EBITDA	$12,216	$12,494	$44,174	$36,018

Adjustments to EBITDA:
Post-emergence Chapter 11 expenses, included in corporate and other on consolidated statement of operations	$—	$13	$3	$175
Write-off of investment in subsidiary for non-consolidated hotel	—	—	—	170
Write-off of receivable for non-consolidated hotel	—	(200)	—	746
Impairment loss	341	591	505	1,634
Casualty (gains) losses, net	(30)	190	(251)	214

Adjusted EBITDA	$12,526	$13,088	$44,432	$38,956

CORE HOTEL PORTFOLIO (43 HOTELS)
PRO FORMA INCOME STATEMENT

	Three Months Ended		Nine Months Ended
	September 30, 2006	September 30, 2005	September 30, 2006	September 30, 2005
		(Unaudited in thousands, except per share data)

Revenues:
Rooms	$50,445	$43,882	$152,015	$125,163
Food and beverage	12,912	11,390	40,615	34,440
Other	2,099	1,986	6,183	5,942

Total revenues	65,456	57,258	198,813	165,545

Operating expenses:
Direct:
Rooms	13,291	11,523	38,732	33,114
Food and beverage	9,771	8,150	29,227	24,338
Other	1,519	1,495	4,690	4,486

Total direct operating expenses	24,581	21,168	72,649	61,938

Direct operating margin	40,875	36,090	126,164	103,607

Other operating expenses:
Other hotel operating costs	19,043	17,458	56,214	49,019
Property and other taxes, insurance, and leases	5,800	4,317	14,825	12,710
Corporate and other	5,590	5,814	15,801	15,791
Casualty (gains) losses, net	(3,086)	190	(2,988)	290
Depreciation and amortization	7,846	5,214	22,825	14,930
Impairment of long-lived assets	323	83	533	226

Total other operating expenses	35,516	33,076	107,210	92,966

Operating income	5,359	3,014	18,954	10,641

Other income (expenses):
Business interruption insurance proceeds	2,447	6,094	3,142	7,823
Interest income and other	786	340	1,943	562
Interest expense	(6,436)	(5,238)	(18,914)	(15,730)

Income before income taxes and minority interests	2,156	4,210	5,125	3,296
Minority interests (net of taxes, nil)	101	(1,127)	(39)	(1,006)
Provision for income taxes	(1,019)	(13)	(2,732)	(148)

Net income/(loss)	$1,238	$3,070	$2,354	$2,142

Note: The Holiday Inn Marietta, GA is not included in either the core or non-core hotel portfolio

NON-CORE HOTEL PORTFOLIO (29 HOTELS)
PRO FORMA INCOME STATEMENT

	Three Months Ended		Nine Months Ended
	September 30, 2006	September 30, 2005	September 30, 2006	September 30, 2005
	(Unaudited in thousands, except per share data)
Revenues:
Rooms	$18,207	$24,203	$55,293	$71,577
Food and beverage	3,996	5,732	13,425	18,777
Other	529	647	1,633	2,223

Total revenues	22,732	30,582	70,351	92,577

Operating expenses:
Direct:
Rooms	5,695	7,310	17,115	22,558
Food and beverage	3,363	4,380	10,849	14,513
Other	447	573	1,416	1,927

Total direct operating expenses	9,505	12,263	29,380	38,998

Direct operating margin	13,227	18,319	40,971	53,579

Other operating expenses:
Other hotel operating costs	8,210	10,492	25,074	32,834
Property and other taxes, insurance, and leases	1,938	1,543	4,967	5,807
Corporate and other	65	213	332	736
Casualty (gains) losses, net	—	142	(240)	174
Depreciation and amortization	1,661	2,069	4,563	5,932
Impairment of long-lived assets	2,039	751	10,063	6,935

Total other operating expenses	13,913	15,210	44,759	52,418

Operating income	(686)	3,109	(3,788)	1,161

Other income (expenses):
Business interruption insurance proceeds	267	—	724	—
Interest income and other	—	294	11	297
Interest expense	(1,499)	(1,680)	(4,543)	(5,860)
Gain on sale	—	4,846	12,351	6,849

Income before income taxes and minority interests	(1,918)	6,569	4,755	2,447
Minority interests (net of taxes, nil)	—	—	—	(96)
(Provision) benefit for income taxes	794	—	(1,331)	—

Net income/(loss)	$(1,124)	$6,569	$3,424	$2,351

Note:	The Holiday Inn Marietta, GA is not included in either the core or non-core hotel portfolio. Included above are the results for the 2 hotels sold in the 2006 fourth quarter.

LODGIAN, INC. AND SUBSIDIARIES
Reconciliation of EBITDA and Adjusted EBITDA (non-GAAP measures) with
Net Income/(Loss) from Continuing Operations (a GAAP measure)

	Three Months Ended		Nine Months Ended
($ in thousands)	Sept. 30, 2006	Sept. 30, 2005	Sept. 30, 2006	Sept. 30, 2005
Core Hotel Portfolio (43 hotels):
Income (loss)	$1,238	$3,070	$2,354	$2,142
Depreciation and amortization	7,846	5,214	22,825	14,930
Interest income	(786)	(340)	(1,943)	(764)
Interest expense	6,436	5,238	18,914	15,730
Provision (benefit) for income taxes	1,019	13	2,732	148

EBITDA	$15,753	$13,195	$44,882	$32,186

Adjustments to EBITDA:
Post-emergence Chapter 11 expenses, included in corporate and other on consolidated statement of operations		$13	$3	$175
Write-off of investment in subsidiary for non-consolidated hotel				170
Write-off of receivable for non-consolidated hotel		(200)		746
Impairment loss	323	83	533	226
Casualty (gains) losses, net	(3,086)	190	(2,988)	290

Adjusted EBITDA	$12,990	$13,281	$42,430	$33,793

Non-Core Hotel Portfolio (29 hotels):
Income (loss)	$(1,124)	$6,569	$3,424	$2,351
Depreciation and amortization	1,661	2,069	4,563	5,932
Interest income	—	(7)	(11)	(7)
Interest expense	1,499	1,680	4,543	5,860
Provision (benefit) for income taxes	(794)	—	1,331	—

EBITDA	$1,242	$10,311	$13,850	$14,136

Adjustments to EBITDA:
Guaranty payments on Kansas properties				500
(Gain) on sale		(4,846)	(12,351)	(6,849)
Impairment loss	2,039	751	10,063	6,935
Casualty (gains) losses, net		142	(240)	174

Adjusted EBITDA	$3,281	$6,358	$11,322	$14,896

Note:	The Holiday Inn Marietta, GA is not included in either the core or non-core hotel portfolio. Included in the Non-core results above are the results for the 2 hotels sold in the 2006 fourth quarter.

Lodgian, Inc.
2006 Supplemental Operating Information

Hotel	Room		Three Months Ended
Count	Count		September 30, 2006	September 30, 2005	Change	% Change
60	10,886	All Continuing Operations
		Occupancy	66.9%	67.4%		-0.7%
		ADR	$93.70	$88.02	$5.68	6.5%
		RevPAR	$62.70	$59.36	$3.34	5.6%
56	10,004	Continuing Operations less two hotels closed in
		2005 due to hurricane damage & one closed in 2006
		due to fire damage and one closed for demolition
		Occupancy	67.3%	67.7%		-0.6%
		ADR	$92.81	$88.63	$4.18	4.7%
		RevPAR	$62.51	$60.01	$2.50	4.2%
		RevPAR Index	95.6%	94.5%		1.2%
55	9,760	Continuing Operations less two hotels closed in
		2005 due to hurricane damage & one closed in 2006
		due to fire damage, one closed for demolition and
		the Radisson Kenner
		Occupancy	67.6%	67.9%		-0.4%
		ADR	$92.72	$88.47	$4.25	4.8%
		RevPAR	$62.64	$60.08	$2.56	4.3%
		RevPAR Index	95.8%	94.4%		1.5%
46	7,950	Continuing Operations less two hotels closed in
		2005 due to hurricane damage, one closed due to
		fire damage, one closed for demolition and hotels
		under renovation in the first, second & third
		quarter 2005 and 2006
		Occupancy	67.0%	69.9%		-4.1%
		ADR	$91.48	$86.84	$4.64	5.3%
		RevPAR	$61.29	$60.73	$0.56	0.9%
		RevPAR Index	96.5%	98.9%		-2.4%
25	4,093	Hotels completing major renovations in 2004 and 2005
		Occupancy	67.0%	66.2%		1.2%
		ADR	$97.55	$91.97	$5.58	6.1%
		RevPAR	$65.35	$60.90	$4.45	7.3%
		RevPAR Index	96.6%	91.0%		6.2%
13	1,515	Marriott Hotels
		Occupancy	74.5%	74.7%		-0.3%
		ADR	$104.86	$94.03	$10.83	11.5%
		RevPAR	$78.08	$70.28	$7.80	11.1%
		RevPAR Index	114.1%	111.7%		2.1%
4	777	Hilton Hotels
		Occupancy	69.0%	73.0%		-5.5%
		ADR	$104.40	$97.28	$7.12	7.3%
		RevPAR	$72.08	$71.03	$1.05	1.5%
		RevPAR Index	93.7%	95.2%		-1.6%
34	6,685	IHG Hotels less two hotels closed in 2005 due to
		hurricane damage, one closed in 2006 due to fire
		damage and one closed in 2006 for demolition
		Occupancy	68.6%	68.1%		0.7%
		ADR	$90.77	$88.25	$2.52	2.9%
		RevPAR	$62.23	$60.11	$2.12	3.5%
		RevPAR Index	94.5%	92.3%		2.4%
5	1,027	Other Brands and Independent Hotels
		Occupancy	47.7%	50.6%		-5.7%
		ADR	$71.44	$70.80	$0.64	0.9%
		RevPAR	$34.07	$35.84	($1.77)	-4.9%
		RevPAR Index	71.4%	78.5%		-9.0%

Lodgian, Inc.
2006 Supplemental Operating Information

Hotel	Room		Nine Months Ended
Count	Count		September 30, 2006	September 30, 2005	Change	% Change
60	10,886	All Continuing Operations
		Occupancy	65.8%	65.3%		0.8%
		ADR	$95.67	$86.07	$9.60	11.2%
		RevPAR	$62.93	$56.20	$6.73	12.0%
56	10,004	Continuing Operations less two hotels closed in
		2005 due to hurricane damage & one closed in 2006
		due to fire damage and one closed for demolition
		Occupancy	66.3%	65.7%		0.9%
		ADR	$94.42	$86.66	$7.76	9.0%
		RevPAR	$62.55	$56.91	$5.64	9.9%
		RevPAR Index	97.3%	94.8%		2.6%
55	9,760	Continuing Operations less two hotels closed in
		2005 due to hurricane damage & one closed in 2006
		due to fire damage, one closed for demolition and
		the Radisson, Kenner.
		Occupancy	66.1%	66.1%		0.0%
		ADR	$93.60	$86.86	$6.74	7.8%
		RevPAR	$61.91	$57.44	$4.47	7.8%
		RevPAR Index	96.9%	95.6%		1.4%
46	7,950	Continuing Operations less two hotels closed in
		2005 due to hurricane damage, one closed due to
		fire damage, one closed for demolition and hotels
		under renovation in the first, second & third
		quarter 2005 and 2006
		Occupancy	66.0%	67.5%		-2.2%
		ADR	$92.43	$86.01	$6.42	7.5%
		RevPAR	$61.02	$58.06	$2.96	5.1%
		RevPAR Index	98.7%	99.9%		-1.2%
25	4,093	Hotels completing major renovations in 2004 and 2005
		Occupancy	68.8%	66.4%		3.6%
		ADR	$99.35	$87.44	$11.91	13.6%
		RevPAR	$68.33	$58.03	$10.30	17.7%
		RevPAR Index	99.0%	90.6%		9.3%
13	1,515	Marriott Hotels
		Occupancy	74.2%	73.8%		0.5%
		ADR	$102.96	$93.22	$9.74	10.4%
		RevPAR	$76.39	$68.82	$7.57	11.0%
		RevPAR Index	115.7%	114.8%		0.8%
4	777	Hilton Hotels
		Occupancy	66.3%	68.5%		-3.2%
		ADR	$104.33	$96.27	$8.06	8.4%
		RevPAR	$69.14	$65.93	$3.21	4.9%
		RevPAR Index	96.4%	96.1%		0.3%
34	6,685	IHG Hotels less two hotels closed in 2005 due to
		hurricane damage, one closed in 2006 due to fire
		damage and one closed in 2006 for demolition
		Occupancy	66.6%	66.2%		0.6%
		ADR	$91.67	$85.63	$6.04	7.1%
		RevPAR	$61.02	$56.70	$4.32	7.6%
		RevPAR Index	95.1%	93.0%		2.3%
5	1,027	Other Brands and Independent Hotels
		Occupancy	52.5%	48.0%		9.4%
		ADR	$89.76	$70.71	$19.05	26.9%
		RevPAR	$47.12	$33.93	$13.19	38.9%
		RevPAR Index	84.5%	71.3%		18.5%

Lodgian, Inc.
Assets Held for Sale

Location	Brand	Rooms

Held for sale as of November 1, 2006
Dothan, AL	Quality Inn	102
Dothan, AL	Holiday Inn Express	112
Sheffield, AL	Holiday Inn	202
Augusta, GA	Fairfield Inn by Marriott	117
Macon, GA	Ramada Plaza	297
Cedar Rapids, IA	Crowne Plaza	275
Bloomington, IN	Independent	186
Ft. Wayne, IN	Holiday Inn	208
Metairie, LA	Quality Hotel	205
St. Paul/Arden Hills, MN	Holiday Inn	156
Charleston, SC	Ramada	197
Burlington, VT	Independent	117
Bridgeport, WV	Holiday Inn	159
Fairmont, WV	Holiday Inn	106

To be added to held for sale during remaining 2006 fourth quarter:
Pensacola, FL	Holiday Inn	152
Pensacola, FL	Holiday Inn Express	122
Winter Haven, FL	Holiday Inn	228
Brunswick, GA	Park Inn	126
Jekyll Island, GA	former Holiday Inn
Louisville, KY	Clarion	393
Frederick, MD	Holiday Inn	158
Lansing, MI	Holiday Inn	244
Hamburg, NY	Holiday Inn	130
Jamestown, NY	Holiday Inn	146
Lancaster, PA	Holiday Inn	189
Pittsburgh (Greentree), PA	Holiday Inn	201
York, PA	Holiday Inn	100

Lodgian, Inc.
Core Portfolio

Location	Brand	Rooms

Bentonville, AR	Courtyard by Marriott	90
Little Rock, AR	Residence Inn by Marriott	96
Phoenix, AZ	Crowne Plaza	299
Phoenix, AZ	Radisson	159
Phoenix, AZ	Holiday Inn	144
Palm Desert, CA	Holiday Inn Express	129
Denver, CO	Marriott	238
Frisco, CO	Holiday Inn	217
East Hartford, CT	Holiday Inn	130
Santa Fe, NM	Holiday Inn	130
Melbourne, FL	Crowne Plaza	272
West Palm Beach, FL	Crowne Plaza	219
Atlanta, GA	Courtyard by Marriott	181
Ft. Wayne, IN	Hilton	244
Florence, KY	Courtyard by Marriott	78
Paducah, KY	Courtyard by Marriott	100
Kenner, LA	Radisson	244
Lafayette, LA	Courtyard by Marriott	90
Dedham, MA	Residence Inn by Marriot	81
Worcester, MA	Crowne Plaza	243
Baltimore — Towson, MD	Holiday Inn	139
Baltimore (BWI Airport), MD	Holiday Inn	260
Baltimore (Inner Harbor), MD	Holiday Inn	375
Columbia, MD	Hilton	152
Glen Burnie, MD	Holiday Inn	127
Silver Spring, MD	Crowne Plaza	231
Northfield MI	Hilton	191
Pinehurst, NC	Springhill Suites by Marriott	107
Merrimack, NH	Fairfield Inn by Marriott	116
Albany, NY	Crowne Plaza	384
Strongsville, OH	Holiday Inn Select	302
Tulsa, OK	Courtyard by Marriott	122
Monroeville, PA	Holiday Inn	187
Philadelphia, PA	Doubletree Club	190
Pittsburgh — Washington, PA	Holiday Inn	138
Pittsburgh, PA	Crowne Plaza	193
Hilton Head, SC	Holiday Inn	202
Myrtle Beach, SC	Holiday Inn	133
Memphis, TN	Independent	105
Abilene, TX	Courtyard by Marriott	99
Dallas (DFW Airport), TX	Holiday Inn Select	282
Houston, TX	Crowne Plaza	291
Windsor, Ontario, Canada	Holiday Inn Select	214